Exhibit 10.1

EXECUTION COPY

$145,000,000

Ryerson Tull, Inc.

3.50% Convertible Senior Notes due November 1, 2024

Purchase Agreement

November 4, 2004

J.P. Morgan Securities Inc.

277 Park Avenue

9th Floor

New York, New York 10172

UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

Ryerson Tull, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the initial purchasers listed on Schedule 1 hereto (the “Initial Purchasers”), $145,000,000 principal amount of its 3.50% Convertible Senior Notes due 2024 (the “Notes”). The Notes will issued pursuant to the provisions of an Indenture to be dated as of November 10, 2004 (the “Indenture”) among the Company, Ryerson Tull Procurement Corporation (the “Subsidiary Guarantor”) and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”). The Notes will be guaranteed on a senior unsecured basis (the “Note Guarantee” and together with the Notes, the “Firm Securities”) by the Subsidiary Guarantor. The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $30,000,000 principal amount of its 3.50% Convertible Senior Notes due 2024 (the “Additional Notes”) if and to the extent that J.P. Morgan Securities Inc. (“JPMorgan”) on behalf of the Initial Purchasers shall have determined to exercise the right to purchase such Additional Securities granted to the Initial Purchasers. The Additional Notes will be guaranteed on a senior unsecured basis (the “Additional Guarantee” and together with the Additional Notes, the “Additional Securities”) by the Subsidiary Guarantor. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities”. The Securities will be convertible into shares (the “Underlying Securities”) of common stock of the Company, par value $1.00 per share (the “Common Stock”).

Each of the Underlying Securities will have attached thereto a right (the “Rights”) to purchase one-hundredth of a share of Series D Junior Participating Preferred Stock of the Company, pursuant to a Rights Agreement, including all amendments thereto (the “Rights Agreement”) dated as of November 24, 1997 between the Company and The Bank of New York, as the Rights Agent. All references to the Common Stock and the Underlying Securities include the Rights attached thereto pursuant to the Rights Agreement, unless neither such Rights Agreement nor any successor rights agreement thereto relating to the Underlying Securities is in effect at the relevant time.

The Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), only to “qualified institutional buyers” (as defined in the Securities Act) in compliance with the exemptions therefrom.

The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date (as defined below) among the Company, the Subsidiary Guarantor and the Initial Purchasers (the “Registration Rights Agreement”).

In connection with the sale of the Securities, the Company and the Subsidiary Guarantor have prepared a preliminary offering memorandum (including the documents incorporated by reference therein, the “Preliminary Memorandum”) and will prepare a final offering memorandum (including the documents incorporated by reference therein, the “Final Memorandum” and, together with the Preliminary Memorandum, the “Offering Memorandum”) for the information of the Initial Purchasers and for delivery to prospective purchasers of the Securities.

The Company and the Subsidiary Guarantor hereby agree with the Initial Purchasers as follows:

1. Agreements to Sell and Purchase. The Company and the Subsidiary Guarantor agree to issue and sell the Firm Securities to the Initial Purchasers as hereinafter provided, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company and the Subsidiary Guarantor the Firm Securities at a purchase price of 97.0% of the principal amount thereof (the “Purchase Price”) in the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto plus accrued interest, if any, from November 10, 2004 to the date of payment and delivery.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchasers the Additional Securities, and the Initial Purchasers shall have the right to purchase in whole, or from time to time in part, up to $30,000,000 principal amount of Additional Securities at the Purchase Price plus accrued interest, if any, from the Closing Date to the date of payment and delivery. If JPMorgan, on behalf of the Initial Purchasers, exercises such option, it shall so notify the Company in writing not later than 27 days from and including the Closing Date, which notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than 30 days from and including the Closing Date.

The Company hereby agrees that, without the prior written consent of JPMorgan, it will not, during the period ending 90 days after the date of the Final Memorandum, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, the Common Stock or any securities convertible into, or exchangeable for, Common Stock, (iii) file with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act relating to any additional shares of the Common Stock or securities convertible into, or exchangeable for, any shares of the Common Stock, or (iv) publicly disclose the intention to effect any transaction described in clause (i), (ii) or (iii), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the issuance and sale of the Securities under this Agreement or the issuance of the Underlying Securities upon conversion of the Securities, (B) the grant by the Company of employee or director stock options to purchase Common Stock, grants of restricted or performance awards and stock appreciation rights pursuant to any of the Company’s employee or director stock option or similar plans as in effect on the date hereof, (C) the issuance by the Company of any shares of Common Stock upon the exercise of an option outstanding on the date hereof or issued after the date hereof pursuant to any of the Company’s employee or director stock option or similar plans as in effect on the date hereof, (D) any securities issuable pursuant to the Company’s preferred stock purchase rights plan, (E) the issuance of shares of Common Stock to directors of the Company in lieu of cash for compensation for their services as a director or (F) the filing of any registration statement by the Company in respect of up to $200 million of Common Stock.

2. Terms of the Offering. The Company understands that the Initial Purchasers intend (i) to offer privately pursuant to Rule 144A under the Securities Act their respective portions of the Securities as soon after this Agreement has become effective as in the judgment of the Initial Purchasers is advisable and (ii) initially to offer the Securities upon the terms set forth in the Final Memorandum.

The Company confirms that it has authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Offering Memorandum in connection with the offering of the Securities. Each Initial Purchaser hereby severally but not jointly makes to the Company the following representations and agreements:

(i) it is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act;

(ii) offers and sales of the Securities will be made only by it or its affiliates qualified to do so in the jurisdictions in which such offers or sales are made;

(iii) (A) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer to sell, the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act (“Regulation D”)) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (B) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities only to persons who it reasonably believes to be “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act that in purchasing the

Securities are deemed to have represented and agreed as provided in the Offering Memorandum; and

(iv) at or prior to the delivery of written confirmations of the initial resale of the Securities by the Initial Purchasers, the Initial Purchasers shall deliver to the prospective purchasers a copy of the Final Memorandum, together with all supplements and amendments thereto, provided the Company and the Subsidiary Guarantor shall have complied with Section 5(a) hereof.

With respect to offers and sales of the Securities to “qualified institutional buyers” within the meaning of Rule 144A, as described in clause (iii)(B) above, each Initial Purchaser hereby represents and agrees with the Company and the Subsidiary Guarantor that prior to or contemporaneously with the purchase of the Securities, such Initial Purchaser will take reasonable steps to inform, and cause each of its affiliates to take responsible steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, or other person acquiring Securities from such Initial Purchaser or affiliate, as the case may be, that the Securities (A) are being sold to them in reliance on Rule 144A under the Securities Act, (B) have not been and, except as described in the Offering Memorandum, will not be registered under the Securities Act, and (C) may not be offered, sold or otherwise transferred except as described in the Offering Memorandum.

3. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the account of the Initial Purchasers at 10:00 a.m., New York City time, on November 10, 2004, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the account of the Initial Purchasers at 10:00 a.m., New York City time, on the date specified in the notice described in Section 1 or at such other time on the same or on such other date, in any event not later than 30 days from and including the Closing Date, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Option Closing Date.”

Certificates for the Firm Securities and Additional Securities shall be in global form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Securities and Additional Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the account of the Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

4. Representations and Warranties of the Company and the Subsidiary Guarantor. The Company and the Subsidiary Guarantor, jointly and severally, represent and warrant to each Initial Purchaser that:

(a) the Preliminary Memorandum did not, as of its date, and does not, and the Final Memorandum as of its date and in the form used by the Initial Purchasers to confirm sales of the Securities will not as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by any Initial Purchaser through you expressly for use therein;

(b) the documents incorporated by reference in the Offering Memorandum, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Final Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) the financial statements, and the related notes thereto, of the Company included or incorporated by reference in the Offering Memorandum present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles in the United States and practices applied on a consistent basis, except as described in the notes to such financial statements; and the supporting schedules incorporated by reference in the Offering Memorandum present fairly the information required to be stated therein in all material respects; and the other financial and statistical information and any other financial data set forth or incorporated by reference in the Offering Memorandum present fairly, in all material respects, the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and, to the extent that such information is set forth in or has been derived from the financial statements and accounting books and records of the Company, have been prepared on a basis consistent with such financial statements and the books and records of the Company;

(d) the financial statements, and the related notes thereto, of Integris Metals, Inc. (“Integris”) included or incorporated by reference in the Offering Memorandum present fairly, in all material respects, the consolidated financial position of the Integris and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles in the United

States and practices applied on a consistent basis, except as described in the notes to such financial statements; and the supporting schedules set forth or incorporated by reference in the Offering Memorandum present fairly the information required to be stated therein in all material respects; and the other financial and statistical information and any other financial data set forth or incorporated by reference in the Offering Memorandum present fairly, in all material respects, the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and, to the extent that such information is set forth in or has been derived from the financial statements and accounting books and records of Integris, have been prepared on a basis consistent with such financial statements and the books and records of Integris;

(e) the unaudited pro forma condensed combined financial information (including the related notes) included or incorporated by reference in the Offering Memorandum has been prepared in accordance with Article 11 of Regulation S-X (except as otherwise set forth in the Offering Memorandum), and the assumptions underlying such pro forma information are reasonable and are set forth in the Offering Memorandum;

(f) otherwise than as set forth or contemplated in the Offering Memorandum, since the respective dates as of which information is given in the Offering Memorandum, there has not been (i) any material change in the capital stock or long-term debt of the Company or any of its subsidiaries which are “significant subsidiaries” within the meaning of Regulation S-X promulgated under the Securities Act (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”), or (ii) any issuance of any options, warrants, convertible securities or rights to purchase capital stock of the Company or any of the Significant Subsidiaries, or (iii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, except for the regular quarterly cash dividend of $0.05 per share of Common Stock declared by the Company on September 29, 2004; and except as set forth, incorporated by reference or contemplated in the Offering Memorandum neither the Company nor any of its Significant Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole;

(g) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect;

(h) each of the Subsidiary Guarantor and the Company’s other Significant Subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect; and all the outstanding shares of capital stock of the Subsidiary Guarantor and each of the other Significant Subsidiaries of the Company have been duly authorized and validly issued, are fully paid and non assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

(i) this Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantor;

(j) the Company had, at the date indicated in the Offering Memorandum, a duly authorized, issued and outstanding capitalization as set forth in the Offering Memorandum under the caption “Capitalization” and such authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Final Memorandum; except as contemplated by the transactions described in the Offering Memorandum, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except as set forth or incorporated by reference in the Offering Memorandum and except for options granted under, or contracts or commitments pursuant to, the Company’s previous or currently existing stock option and other similar officer, director or employee benefit plans; except for this Agreement and the Registration Rights Agreement or stock purchase plans, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company or the Subsidiary Guarantor is a party, or by which either of them is bound, granting to any person the right to require either the Company or the Subsidiary Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or the Subsidiary Guarantor or requiring the Company or the Subsidiary Guarantor to include such securities with the Securities registered pursuant to any registration statement;

(k) the shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable;

(l) the Notes and the Additional Notes have been duly authorized by the Company, and when duly executed, authenticated, issued and delivered as provided in the Indenture (assuming due authentication of the Securities by the Trustee) and paid for as provided herein will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture; the Notes and the Additional Notes will conform in all material respects to the descriptions thereof in the Offering Memorandum;

(m) the Indenture (including the Note Guarantee and the Additional Guarantee provided therein) has been duly authorized by the Company and the Subsidiary Guarantor, and when executed and delivered by the Company and the Subsidiary Guarantor (assuming the authorization, execution and delivery by the Trustee) will be a valid and binding instrument of the Company and the Subsidiary Guarantor, enforceable against the Company and the Subsidiary Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Indenture, the Note Guarantee and the Additional Guarantee will conform in all material respects to the description thereof in the Offering Memorandum;

(n) upon issuance and delivery of the Securities in accordance with the Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of the Underlying Securities in accordance the terms of the Securities; the Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(o) the Registration Rights Agreement has been duly authorized by the Company and the Subsidiary Guarantor and when executed and delivered by each of the parties thereto (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) shall constitute the legal, valid and binding obligation of the Company and the Subsidiary Guarantor, enforceable against the Company and the Subsidiary Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto; and the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum;

(p) none of the Company, the Subsidiary Guarantor or any of the Company’s other Significant Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation, Bylaws or other organizational documents or under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Subsidiary Guarantor or the Company’s other Significant Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually or in the aggregate are not material to the Company and its subsidiaries, taken as a whole, or to the holders of the Securities. The issue and sale of the Securities by the Company and the Subsidiary Guarantor and the issuance by the Company of the Underlying Securities upon conversion of the Securities and the execution and delivery of, and the performance by the Company and the Subsidiary Guarantor of all their obligations under the Securities, the Indenture, the Registration Rights

Agreement and this Agreement, and the consummation of the transactions herein and therein contemplated, will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (iii) result in any violation of the provisions of the Certificate of Incorporation or the Bylaws of the Company or (iv) result in any violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their respective properties except in the cases of clauses (i), (ii) and (iv) above, for such conflicts, breaches, defaults, liens, charges, encumbrances or violations that are not reasonably expected to have a Material Adverse Effect; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required on the part of the Company and the Subsidiary Guarantor for the issue and sale of the Securities and the issuance of the Underlying Securities by the Company or the consummation by the Company and the Subsidiary Guarantor of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained or may be required under (i) state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Initial Purchasers or (ii) under the Securities Act with respect to the registration of the Securities and the Underlying Securities pursuant to the terms of the Registration Rights Agreement;

(q) other than as set forth, incorporated by reference or contemplated in the Offering Memorandum, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate, reasonably be expected to have, (i) a Material Adverse Effect, or (ii) a material adverse effect on the consummation of the transactions contemplated in this Agreement; the aggregate of all pending legal and governmental proceedings that are not described in the Offering Memorandum to which the Company or any of its subsidiaries is a party or which affect any of their respective properties and in which there is a reasonable possibility of an adverse decision, including ordinary routine litigation incidental to the business of the Company or any Significant Subsidiary, would not reasonably be expected to have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(r) assuming that Section 2(iii) is true and correct, neither the Company, nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the offering and sale of the Securities contemplated by the Offering Memorandum;

(s) none of the Company, the Subsidiary Guarantor, any affiliate of the Company or any person (other than the Initial Purchasers, as to which no representations or warranties are made) acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act;

(t) the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

(u) assuming the accuracy of the representations of the Initial Purchasers contained in Section 2 hereof and their compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities or the Underlying Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”);

(v) neither the Company nor the Subsidiary Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(w) PricewaterhouseCoopers LLP, who have certified the consolidated financial statements of the Company as of February 18, 2004, are independent public accountants as required under the Securities Act;

(x) KPMG LLP, who have certified the consolidated statements of J&F Steel as of September 17, 2004, are independent public accountants as required under the Securities Act;

(y) PricewaterhouseCoopers LLP, who have certified the consolidated financial statements of Integris as of July 28, 2004, are independent public accountants as required under the Securities Act;

(z) the Company and its Significant Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not have a Material Adverse Effect; and, except as disclosed in the Offering Memorandum there is no tax deficiency that has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary;

(aa) no labor disputes exist with employees of the Company or of its Significant Subsidiaries which would reasonably be expected to have a Material Adverse Effect;

(bb) each of the Company and its subsidiaries is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (collectively, “Environmental Laws”), except where such non-compliance with Environmental Laws could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (i) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law;

(cc) each of the Company and its Significant Subsidiaries owns or possesses the right to use the patents, patent licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”) reasonably necessary to carry on the business conducted by each as conducted on the date hereof, except to the extent that the failure to own or possess the right to use such Intellectual Property could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, except as set forth or incorporated by reference in the Offering Memorandum, neither the Company nor any Significant Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, except for notices the content of which if accurate could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(dd) the Company and each of its Significant Subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders of and from all governmental and regulatory officials and bodies that are necessary to own or lease and operate their properties and conduct their businesses as described in the Offering Memorandum and that are material in relation to the business of the Company and its subsidiaries, taken as a whole;

(ee) the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Final Memorandum or such as do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respects with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Offering Memorandum;

(ff) the Company is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability, except where such liability would not, individually or in the aggregate, have a Material Adverse Effect; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); and each “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) for which the Company and each of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to its qualified status and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; and no “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of Code or “accumulated funding deficiency” (as defined in section 302 of ERISA) has occurred for which the Company or any of its subsidiaries would have any material liability;

(gg) (i) the Company and each of its Significant Subsidiaries (i) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (ii) the Company maintains a system of “disclosure controls and procedures” (as such term is defined in Rule 13a-14(c) under the Exchange Act);

(hh) the information set forth in Item 1 of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and in Item 3 of Part I of such Annual Report and in Item 1 of Part II of the Company’s Quarterly Reports on Form 10-Q filed since such Annual Report is correct in all material respects and fairly presents the information called for with respect thereto in all material respects; and

(ii) the Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective.

5. Covenants of the Company and the Subsidiary Guarantor. The Company and the Subsidiary Guarantor, jointly and severally, covenant and agree with the Initial Purchasers as follows:

(a) to deliver to the Initial Purchasers without charge as many copies of the Preliminary Memorandum and the Final Memorandum (including all amendments and supplements thereto and any documents incorporated by reference therein) as the Initial Purchasers may reasonably request;

(b) before distributing any amendment or supplement to the Offering Memorandum, to furnish to the Initial Purchasers a copy of the proposed amendment or supplement for review and (except for documents to be filed under the Exchange Act) not to distribute any such proposed amendment or supplement to which the Initial Purchasers reasonably object;

(c) if, at any time prior to the completion of the initial placement of the Securities by the Initial Purchasers, any event shall occur as a result of which it is necessary in the opinion of the Initial Purchasers to amend or supplement the Offering Memorandum in order that the Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Initial Purchasers and to the dealers (whose names and addresses the Initial Purchasers will furnish to the Company) to whom Securities may have been sold by the Initial Purchasers on behalf of the Initial Purchasers and to any other dealers upon request, such amendments or supplements to the Final Memorandum as may be necessary to correct such untrue statement or omission or so that the statements in the Final Memorandum as so amended or supplemented will comply with applicable law;

(d) to use its reasonable best efforts to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities and to pay all fees and expenses (including fees and disbursements of counsel to the Initial Purchasers) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Initial Purchasers may designate; provided that neither the Company nor the Subsidiary Guarantor shall be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation or otherwise subject itself to taxation in any jurisdiction in which it is not otherwise so qualified or subject;

(e) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption “Use of Proceeds”;

(f) to use its reasonable best efforts to have the Underlying Securities listed on the New York Stock Exchange;

(g) during the period from the Closing Date until two years after the later of the Closing Date, or the Option Closing Date, as the case may be, without the prior written consent of the Initial Purchasers, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;

(h) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all fees, costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and distribution of the Preliminary Memorandum and the Final Memorandum (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may designate (including fees of counsel for the Initial Purchasers and their disbursements), (iv) in connection with the admission for trading of the Securities on any securities exchange or inter-dealer quotation system (as well as in connection with the admission of the Securities for trading in the Private Offerings, Resales and Trading through Automatic Linkages (“PORTAL”) system of the National Association of Securities Dealers, Inc. or any appropriate market system), (v) related to any filing with the National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to Initial Purchasers and dealers of copies of the Preliminary Memorandum and the Final Memorandum, including mailing and shipping, as herein provided, (vii) payable to rating agencies in connection with the rating of the Securities, (viii) in connection with the listing of the Underlying Securities on the New York Stock Exchange, and (ix) any expenses incurred by the Company in connection with a “road show” presentation to potential investors (it being understood that, except as expressly set forth in this Section 5(h) and elsewhere in this Agreement (including, but not limited to, Sections 7 and 10 hereof), the Company shall have no obligation to pay any costs and expenses of the Initial Purchasers);

(i) while the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and the Subsidiary Guarantor will, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the purchasers and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities and securities analysts, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto);

(j) neither the Company nor the Subsidiary Guarantor will take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby;

(k) none of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person (other than the Initial Purchasers and any of their affiliates, as to which no covenant or agreement is made) acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(l) none of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person (other than the Initial Purchasers and any of their affiliates, as to which no covenant or agreement is made) acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities or the Underlying Securities in a manner which would require the registration under the Securities Act of the Securities and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offering contemplated hereby;

(m) no later than the effective date of the registration statement for the registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, to qualify the Indenture under the TIA, and to enter into any necessary supplemental indentures in connection therewith;

(n) the Company will use its reasonable best efforts to cause the Securities to be eligible for trading on PORTAL; and

(o) to reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company and the Subsidiary Guarantor to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities.

6. Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers hereunder to purchase the Firm Securities on the Closing Date are subject to the performance by the Company and the Subsidiary Guarantor of their respective obligations hereunder and to the following additional conditions:

(a) the representations and warranties of the Company and the Subsidiary Guarantor contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company and the Subsidiary Guarantor shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(b) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading more than one level below the credit rating assigned at the date of execution of this Agreement, nor shall any notice have been given of (i) any intended or potential downgrading or adverse change in outlook more than one level below the credit rating assigned at the date of execution of this Agreement or (ii) any review or possible change that does not indicate an improvement in the rating accorded the Company, the Company’s financial strength or any securities of or guaranteed by the Company or the Subsidiary Guarantor by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(c) since the respective dates as of which information is given in the Final Memorandum (excluding any amendment or supplement thereto after the date hereof) there shall not have been any (i) (a) material change in the capital stock or long term debt of the Company or any of the Significant Subsidiaries or (b) any change or any development involving a prospective material adverse change, in or affecting the business, its financial condition, management or results of operations of the Company and its subsidiaries, taken as a whole otherwise than as set forth or incorporated by reference or contemplated in the Final Memorandum; or (ii) any suspension or material limitation of trading in the capital stock of the Company on the New York Stock Exchange, the effect of which in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Final Memorandum;

(d) the Initial Purchasers shall have received on and as of the Closing Date a certificate of an executive officer of the Company and the Subsidiary Guarantor, with specific knowledge about the Company’s or the Subsidiary Guarantor’s, as applicable, financial matters, satisfactory to the Initial Purchasers to the effect set forth in Sections 6(a) and 6(b) and to the further effect that there has not occurred any change, or any development involving a prospective change that would reasonably be expected to have a Material Adverse Effect other than as set forth or incorporated by reference or contemplated in the Final Memorandum;

(e) Mayer, Brown, Rowe & Maw LLP, outside counsel for the Company, shall have furnished to the Initial Purchasers their written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

(i) each of the Company and the Subsidiary Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum;

(ii) each of the Company and the Subsidiary Guarantor has all requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to perform its obligations thereunder; the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the Subsidiary Guarantor has been duly authorized by all necessary corporate action on the part of the Company and the Subsidiary Guarantor; this Agreement has been duly and validly executed and delivered by the Company and the Subsidiary Guarantor; and the Registration Rights Agreement has been duly and validly executed and delivered by the Company and the Subsidiary Guarantor and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) constitutes the legal, valid and binding obligation of the Company and the Subsidiary Guarantor, enforceable against the Company and the Subsidiary Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto;

(iii) the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Final Memorandum;

(iv) the Notes and the Additional Notes have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be legal, valid and binding obligations of the Company, and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture;

(v) the Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights under the Company’s Certificate of Incorporation or Bylaws or under the Delaware General Corporation Law;

(vi) the Company and the Subsidiary Guarantor have all requisite corporate power and authority to execute and deliver the Indenture and perform their respective obligations thereunder; the execution and delivery of the Indenture has been authorized by all necessary corporate action on the part of the Company and the Subsidiary Guarantor; the Indenture (including the Note Guarantee and the Additional Guarantee provided therein) has been duly executed and delivered by the Company and the Subsidiary Guarantor and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding instrument of the Company and the Subsidiary Guarantor, enforceable against the Company and the Subsidiary Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

(vii) each of the Indenture, the Registration Rights Agreement and the Securities conform in all material respects to the description thereof contained in the Offering Memorandum;

(viii) to our knowledge, no consent, approval, authorization or qualification of or with any federal or state court, governmental agency or body is required for the issue and sale of the Securities and the issuance of the Underlying Securities or the consummation by the Company and the Subsidiary Guarantor of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained or may be required under (i) state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Initial Purchasers or (ii) the Securities Act and the TIA, with respect to the registration of the Securities and the Underlying Securities pursuant to the terms of the Registration Rights Agreement;

(ix) assuming (i) the representations of the Initial Purchasers, the Company and the Subsidiary Guarantor contained in this Agreement are true, correct and complete, (ii) compliance by the Initial Purchasers, the Company and the Subsidiary Guarantor with their respective covenants set forth in this Agreement and (iii) the accuracy of the representations and warranties made in accordance with this Agreement and the Final Memorandum by purchasers to whom the Initial Purchasers initially resell the Securities, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers pursuant to this Agreement, in the manner contemplated by this Agreement and described in the Offering Memorandum, to register the Securities under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended;

(x) neither the Company nor the Subsidiary Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended;

(xi) when the Securities are issued and delivered pursuant to this Agreement, none of the Securities will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system;

(xii) the statements in the Final Memorandum under the captions “Description of notes,” “Description of capital stock,” “Registration rights” and “Transfer Restrictions,” under Item 3 of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, under Item 1 of Part II of the Company’s Quarterly Reports on Form 10-Q filed since such Annual Report and under Item 5 of the Company’s Current Reports on Form 8-K, if any, filed since such Annual Report, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, present the information called for with respect to such legal matters, documents or proceedings;

(xiii) the statements set forth in the Offering Memorandum under the caption “Material United States federal income tax considerations,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

(xiv) (A) such counsel is of the opinion that each document incorporated by reference in the Final Memorandum (except for the financial statements and related schedules included therein as to which such counsel need express no opinion) complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder and (B) no facts have come to such counsel’s attention that have caused such counsel to believe that the Final Memorandum (it being understood that such counsel expresses no view with respect to the financial statements and other financial information contained therein or omitted therefrom), as of the date of its issuance or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(xv) neither the Company nor any of its Significant Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation, Bylaws or other organizational documents or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect; the issue and sale of the Securities (including the Note Guarantee and Additional Guarantee) and the issuance by the Company of the Underlying Securities upon conversion of the Securities and the performance by the Company and the Subsidiary Guarantor of their respective obligations under the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not (w) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (x) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries under any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (y) result in any violation of the provisions of the Certificate of Incorporation, Bylaws or other organizational documents of the Company or (z) result in any violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their respective properties, except in the cases of clauses (w), (x) and (z) above, for such conflicts, breaches, defaults, liens, charges, encumbrances or violations as would not reasonably be expected to have a Material Adverse Effect.

In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Delaware, New York and Illinois, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (reasonably satisfactory to Initial Purchasers’ counsel) of other counsel reasonably acceptable to the Initial Purchasers’ counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of each of the Company and the Subsidiary Guarantor and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the Subsidiary Guarantors. The opinion of such counsel for the Company and the Subsidiary Guarantor shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel’s opinion, the Initial Purchasers and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (xiv)(B) above, counsel may provide the opinion in the form of negative assurance and may state their opinion and belief is based upon their participation in the preparation of the Offering Memorandum and any amendment or supplement thereto but is without independent check or verification except as specified.

(f) Joyce E. Mims, General Counsel of the Company, shall have furnished to the Initial Purchasers her written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

(i) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not reasonably be expected have a Material Adverse Effect;

(ii) each of the Company’s subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation with power and authority (corporate and other) to own its properties and conduct its business as described in the Final Memorandum and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect; and all of the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non assessable, and (except in the case of foreign subsidiaries, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(iii) to the best of such counsel’s knowledge after diligent inquiry, other than as set forth, incorporated by reference or contemplated in the Final Memorandum, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject which, if determined adversely to the Company or such subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(iv) the shares of Common Stock outstanding on the Closing Date have been duly authorized and are validly issued, fully paid and non-assessable;

(v) neither the Company nor any of its Significant Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation, Bylaws or other organizational documents or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries, taken as a whole, or to the holders of the Securities; the issue and sale of the Securities (including the Note Guarantee and the Additional Guarantee) and the issuance by the Company of the Underlying Securities upon conversion of the Securities and the performance by the Company and the Subsidiary Guarantor of their respective obligations under the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not (x) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (x) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries under any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject; (y) result in any violation of the provisions of the Certificate of Incorporation, Bylaws or other organizational documents of the Company or (z) result in any violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their respective properties, except in the cases of clauses (w), (x) and (z) above, for such conflicts, breaches, defaults, liens, charges, encumbrances or violations as would not reasonably be expected to have a Material Adverse Effect;

(g) on the date of the issuance of the Final Memorandum and also on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Initial Purchasers letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Offering Memorandum;

(h) the Initial Purchasers shall have received on and as of the Closing Date an opinion and statement of Simpson Thacher & Bartlett LLP, counsel to the Initial Purchasers, in form and substance satisfactory to you.

(i) the “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the shareholders, officers and directors of the Company identified on Exhibit A-1 relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date;

(j) an application for the listing of the Underlying Securities shall have been submitted to the New York Stock Exchange;

(k) the Securities shall have been approved for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase;

(l) The Company shall have entered into an amendment to the Company’s revolving credit agreement (the “Revolving Credit Facility”) or shall have received a waiver of the applicable provisions of the Revolving Credit Facility, such that the Securities may be issued pursuant to this Agreement without causing an Event of Default (as defined in the Revolving Credit Facility) under the Revolving Credit Facility (the “Bank Amendment”);

(m) the Company and the Subsidiary Guarantor shall have entered into the Registration Rights Agreement; and

(n) on or prior to the Closing Date, the Company and the Subsidiary Guarantor shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers or their counsel shall reasonably request.

The obligations of the Initial Purchaser to purchase Additional Securities hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request including with respect to the good standing of the Company and the Subsidiary Guarantor, the due authorization, execution, authentication and issuance of the Additional Securities and other matters related to the execution, authentication and issuance of the Additional Securities.

7. Indemnity and Contribution. The Company and the Subsidiary Guarantor jointly and severally agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum (and any amendment or supplement thereto) or the Final Memorandum (and any amendment or supplement thereto if the Company and the Subsidiary Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon, and in conformity with, information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Initial Purchasers expressly for use therein; provided that the foregoing indemnity with respect to any Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchasers (or the benefit of any person controlling the Initial Purchasers) from whom the person asserting any such losses, claims, damages or liabilities purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in such Preliminary Memorandum is eliminated or remedied in the Final Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if required by law in jurisdictions outside the United States, a copy of the Final Memorandum (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Securities to such person.

Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the Subsidiary Guarantor, the directors and officers of each of the Company and the Subsidiary Guarantor and each person who controls the Company or the Subsidiary Guarantor within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Subsidiary Guarantor to each Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use in the Offering Memorandum or any amendment or supplement thereto.

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Initial Purchasers and such control persons of the Initial Purchasers shall be designated in writing by JPMorgan and any such separate firm for the Company and the Subsidiary Guarantor, the directors and officers of the Company and the Subsidiary Guarantor and such control persons of the Company and the Subsidiary Guarantor shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person.

If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantor on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiary Guarantor on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantor on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Company and the Subsidiary Guarantor on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Subsidiary Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Subsidiary Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The

Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of the Securities set forth opposite their names in Schedule I hereto, and not joint.

The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company, the Subsidiary Guarantor and the Initial Purchasers set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, the Subsidiary Guarantor, the officers or directors of each of the Company and the Subsidiary Guarantor or any other person controlling the Company and the Subsidiary Guarantor and (iii) acceptance of and payment for any of the Securities.

8. Termination. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Initial Purchasers, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the closing of the Offering (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company and the Subsidiary Guarantor shall have been suspended on any exchange or in any over the counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Initial Purchasers, is material and adverse and which, in the judgment of the Initial Purchasers, makes it impracticable to offer, sell or deliver the Securities on the terms and in the manner contemplated in the Final Memorandum or to enforce contracts for the sale of the Securities.

9. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date either of the Initial Purchasers shall fail or refuse to purchase Securities which it has agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchaser shall be obligated to purchase the Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser or the Company. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

10. Reimbursement. If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company or any of the Subsidiary Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Subsidiary Guarantor shall be unable to perform its obligations under this Agreement or any condition of the Initial Purchasers’ obligations cannot be fulfilled, the Company and the Subsidiary Guarantor jointly and severally agree to reimburse the Initial Purchasers or such Initial Purchaser as has so terminated this Agreement with respect to itself, severally, for all out of pocket expenses (including the reasonable fees and expenses of their counsel) incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

11. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Subsidiary Guarantor, the Initial Purchasers, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

12. Notices. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Initial Purchasers c/o J.P. Morgan Securities Inc., 277 Park Avenue, 9th Floor, New York, New York 10172 (telefax: (212) 622-8358); Attention: Syndicate Desk. Notices to the Company and the Subsidiary Guarantor shall be given to it at 2621 West 15th Place, Chicago, IL 60608; Attention: Treasurer.

13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

14. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

Very truly yours,

Ryerson Tull, Inc.

By:	/s/ Jay M. Gratz
	Name:	Jay M. Gratz
	Title:	Executive Vice President and Chief Financial Officer

Ryerson Tull Procurement Corporation

By:	/s/ Terence R. Rogers
	Name:	Terence R. Rogers
	Title:	Vice President and Treasurer

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES INC.

By:	/s/ Jeffrey J. Zajkowski
	Name:	Jeffrey J. Zajkowski
	Title:	Managing Director

UBS SECURITIES LLC

By:	/s/ Dieter Hoeppli
	Name:	Dieter Hoeppli
	Title:	Executive Director

By:	/s/ Jonathan Rose
	Name:	Jonathan Rose
	Title:	Director

SCHEDULE 1

Initial Purchaser	Principal Amount of Securities
J.P. Morgan Securities Inc.	$87,000,000
UBS Securities LLC	58,000,000

Total	$145,000,000

EXHIBIT A

[FORM OF LOCK-UP LETTER]

                    , 2004

J.P. Morgan Securities Inc.

277 Park Avenue

9th Floor

New York, New York 10172

Dear Sirs and Mesdames:

The undersigned understands that J.P. Morgan Securities Inc. (“J.P. Morgan”) and UBS Securities LLC propose to enter into a Purchase Agreement (“Purchase Agreement”) with Ryerson Tull, Inc., a Delaware corporation (the “Company”) and Ryerson Tull Procurement Corporation, a Delaware corporation, providing for the offering (the “Offering”) by the Initial Purchasers, including J.P. Morgan (the “Initial Purchasers”) of 3.50% Convertible Notes due 2024 of the Company (the “Securities”). The Securities will be convertible into shares of common stock of the Company, par value $1.00 per share (the “Common Stock”).

To induce the Initial Purchasers that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan on behalf of the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final offering memorandum relating to the Offering (the “Final Memorandum”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transfers of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by gift, will or intestacy, including, without limitation, transfers by gift, will or intestacy to immediate family members of the undersigned or to a settlement or trust established under the laws of any jurisdiction, (b) transfers of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to any trust, partnership or other entity for the direct or indirect benefit of the undersigned or the immediate family members of the undersigned, (c) transfers of Common Stock to the Company in satisfaction of the exercise price of stock options granted by the Company to the undersigned, (d) any “cashless exercise” of options in securities of the Company or any “net exercise” of options in securities of the Company, provided, however, that no such transaction shall involve the sale of securities of the Company into the open market or (e) any transaction described in clause 1 or 2 above, provided that the shares of Common Stock related to such transaction when aggregated with the shares of Common Stock related to transactions described in clause 1 or 2 by persons who have entered into a lock-up agreement substantially in the form of this Lock-Up

Agreement, as listed on Exhibit A-1 to the Purchase Agreement, do not exceed 250,000; provided that in the event of any such transfer pursuant to clause (a) or (b), the transferee, the trustee of the trust or the authorized officer of the partnership or other entity shall enter into a lock-up agreement substantially in the form of this Lock-Up Agreement covering the remainder of the 90-day period referred to herein and such transfer does not involve a disposition for value. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan on behalf of the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Final Memorandum, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Initial Purchasers are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers.

Very truly yours,

(Name)

(Address)

EXHIBIT A-1

PERSONS SUBJECT TO LOCK-UP

Jameson A. Baxter

Richard G. Cline

James M. Delaney

Russell M. Flaum

Jay M. Gratz

James A. Henderson

Gregory P. Josefowicz

William Korda

Robert M. Lampi

Stephen E. Makarewicz

Lily L. May

Martha Miller De Lombera

Joyce E. Mims

Gary J. Niederpruem

Neil S. Novich

Jerry K. Pearlman

Terence R. Rogers

Anre D. Williams

Darell R. Zerbe